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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 20, 2001

INTERDENT, INC.
(Exact Name of Registrant as Specified in its Charter)

000-25549	Delaware	95-4710504
(Commission File Number)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

222 North Sepulveda Boulevard, Suite 740,
El Segundo, California 90245-4340
(Address of Principal Executive Offices) (Zip Code)

(310) 765-2400
(Registrant's telephone number,
including area code)

Item 5.  Other Events.

    On September 6, 2001, InterDent, Inc. ("InterDent") announced the departure of Michael T. Fiore, its Chief Executive Officer, President, and Chairman. InterDent also announced that it has appointed H. Wayne Posey, a member of its board of directors, to as the interim Chairman, President and Chief Executive Officer.

    The press release dated September 6, 2001 announcing these changes is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(c)
Exhibits

99.1
Text of Press Release dated September 6, 2001.

99.2
Confidential Separation and Release Agreement dated as of September 6, 2001, by and among Michael T. Fiore, InterDent, Inc. and Gentle Dental Management, Inc.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDENT, INC.
Date: September 20, 2001	By:	/s/ H. WAYNE POSEY H. Wayne Posey Interim Chairman, President and Chief Executive Officer

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SIGNATURE